Exhibit 99.1

NOVAGOLD Refutes False and Misleading Statements in Law Firm Solicitation Release

The law firm release, published July 8, 2020 in an attempt to solicit clients, is based entirely on a fundamentally flawed “report” issued by J Capital Research (JCAP) that reiterates numerous false and misleading statements published by the short seller on May 28, 2020 about the positions and expertise of two of the most professional and experienced mining teams in the world – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or “the Company”) and Barrick Gold Corporation (“Barrick”); and

Shareholders should rely on NOVAGOLD’s comprehensive rebuttals, which were issued on June 8, 2020 and include a media release, Chairman’s letter to shareholders, and line-by-line Fact Matrix countering each of the short sellers’ false and misleading statements.

July 9, 2020 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or “the Company”) (NYSE American, TSX: NG) today responds to the misconceived effort by a law firm, Hagens Berman (the “law firm”), to solicit clients and continue the spread of malicious and false information regarding the Company, following the defamatory attack perpetrated by a short seller against the Company and its flagship Donlin Gold project in Alaska on May 28, 2020.

NOVAGOLD RESPONDS TO LAW FIRM’S FOUR INACCURATE STATEMENTS

NOVAGOLD responds to the four misrepresentations below that were included in the law firm’s solicitation release distributed July 8, 2020:

1.	MISREPRESENTATION: “the company’s co-owner, Barrick, told investors it does not even include Donlin in its 10-year plan”

NOVAGOLD and BARRICK: A DEDICATED AND ALIGNED PARTNERSHIP IN DONLIN GOLD LLC

Firstly, Barrick is not NOVAGOLD’s co-owner. It is the Company’s partner in the project. Secondly, this statement by JCAP is cherry-picked and out of context in a deliberately distortive manner for the purpose of misleading investors and injuring its shareholders. The elementary reason Barrick ‘hasn’t included Donlin Gold in its new 10-year plan’ is because the partners, Barrick and NOVAGOLD, are fully aligned in working toward a construction decision at a time when both the project optimization is complete and market conditions are favorable for their shareholders. To suggest otherwise is tantamount to creating negative news where none exists. In actual fact, during the same fourth quarter 2019 earnings conference call1 referenced in the law firm’s solicitation, Dr. Mark Bristow, Barrick’s President and CEO, said that Donlin Gold “offers a huge optionality to the gold price across multiple gold price cycles in an excellent jurisdiction” and said that the partners are working on a phased program this year to validate updated geological and resource models which have identified areas of higher grade that could improve returns for the overall project. With four drill rigs presently on site in furtherance of this strategy, we look forward to testing these new geological concepts within what is already exceptionally high grade for a large open-pit gold mining project. Indeed, spending at Donlin Gold in 2020 is projected at its highest level since 2011.

In addition, Barrick provided an update on Donlin Gold, during their first quarter 2020 earnings results webcast presentation on May 6, 20202, that reinforces these points, as shown in FIGURE 1.

_________________________

1 Barrick Gold Corp. Q4 2019 Earnings Conference Call February 12, 2020 11:00 AM ET: https://seekingalpha.com/article/4323647-barrick-gold-corp-gold-ceo-dennis-bristow-on-q4-2019-results-earnings-call-transcript?part=single

2 Slide 20, Barrick Gold “Results for Q1 2020…" webcast presentation, May 6, 2020: https://barrick.q4cdn.com/788666289/files/presentation/2020/Barrick-Q1-2020-Results-Presentation.pdf

Page | 1

FIGURE 1

2.	MISREPRESENTATION: “A deposit so remote and technologically challenging that the mine will never be built.”

Objective technical work by NOVAGOLD, Barrick, and a number of the most reputable contractors and engineering firms in the mining industry over nearly two decades have determined that the deposit is most definitely “not so remote and technically challenging that it will never be built”. Suggesting the contrary is indeed nonsense. These experts have determined that Donlin Gold can be built and, in the right market conditions, should be built.

JCAP’s grossly misleading statement about Donlin Gold’s future is particularly groundless given the fact that in August 2018, Donlin Gold was issued a Record of Decision by the U.S. Army Corps of Engineers and the U.S. Bureau of Land Management, marking successful completion of the multi-year comprehensive federal environmental review and permitting process. Furthermore, the project has now received a number of key Alaska State permits that would be required to advance Donlin Gold towards construction. And last but not least, over the last two decades, NOVAGOLD and Barrick have carried out extensive environmental, technical, and social studies on various aspects of the project. These studies were conducted by reputable firms in partnership with our Native Corporation partners and local stakeholders to secure support from a variety of project stakeholders and to ensure the longevity and viable development of such an important deposit in the Yukon-Kuskokwim region.

Those are only some of Donlin Gold’s relative advantages. To our knowledge, rarely has a project commenced operations with a gold deposit3 of approximately 39 million ounces of gold in the measured and indicated mineral resource categories, inclusive of proven and probable mineral reserves (541 million tonnes at an average grade of approximately 2.24 grams per tonne in the measured and indicated resource categories on a 100% basis) 4, defined with approximately 1,400 drill holes totaling over 339,000 meters.

NOVAGOLD and Barrick are fully aligned in carefully monitoring all of the above developments to advance Donlin Gold towards construction, at a time when both partners conclude that they can achieve maximum benefits for all stakeholders, including our shareholders. Given the industry’s suffering from both asset scarcity and the ravages of rising jurisdictional risk, we believe that having equal ownership in a Tier 1 asset5 located in one of the safest national jurisdictions6 suggests that time is clearly on our side.

_________________________

3 S&P Global Intelligence, research of assets with gold as the primary commodity and level of resources prior to first production, 1990-2020.

4 Donlin Gold data as per the Second Updated Feasibility Study (as defined herein). Donlin Gold measured resources of approximately 8 Mt grading 2.52 g/t and indicated resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis and inclusive of mineral reserves. Mineral resources have been estimated in accordance with NI 43-101.

5 Barrick Gold defines a Tier 1 gold asset as a mine with a stated mine life in excess of 10 years with annual production of at least five hundred thousand ounces of gold and total cash cost per ounce within the bottom half of Wood Mackenzie’s cost curve tools (excluding state-owned and privately owned mines); https://www.barrick.com/English/news/news-details/2019/Nevada-Gold-Mines-Launched-Best-Assets-Best-people-Will-Deliver-Best-Value/default.aspx#:~:text=A%20Tier%20One%20gold%20asset%20is%20a%20mine%20with%20a,owned%20and%20privately%20owned%20mines.

6 Fraser Institute Annual Survey of Mining Companies 2019, Investment Attractiveness Index, where Alaska ranks #4 in the world (behind Western Australia, Finland, and Nevada).

https://www.fraserinstitute.org/sites/default/files/annual-survey-of-mining-companies-2019.pdf

Page | 2

3.	MISREPRESENTATION: “The deposit will require $6.7 bln in capital, [when] the feasibility study clearly shows this number is $8 bln.”

JCAP’s statement that ‘management [is] deliberately misleading investors’ is false and libelous. Management has not misled anyone. Initial capital as per FSU2 (as defined below) is $6.7 billion. The amount in FSU2 referenced by JCAP is included in operating costs as required under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). It is noted in the FSU2 the need to reconcile the accounting treatment of mine stripping costs incurred in the production phase of a mine between U.S. GAAP and International Financial Reporting Standards (IFRS). Under IFRS, these costs can be capitalized and reported as sustaining capital. Capitalization of these costs is not allowed under U.S. GAAP and are expensed as operating costs. In either case, the expenditures are not initial capital and there is no impact on the timing of project cash flows or net present value. As a real mining analyst knows, those are the rules.

4.	MISREPRESENTATION: “JCAP also contends that “[t]he proposed natural gas pipeline central to powering the project is dead on arrival.” The report quotes an engineer who worked on costing the pipeline as saying he “doesn’t know of any engineering company that has the experience to build such a complex pipeline.”

These are false and misinformed statements. Let us compare those referenced above: On the one side is an unnamed source quoted in JCAP’s “report” and on the other is CH2M Hill (“CH2M”), one of the sector’s most reputable firms. In 2013, CH2M, which had been serving oil and gas clients in some of the world's harshest conditions for over 40 years, was the sixth-largest employer in Alaska and the second-largest employer in the oil and gas industry in the state. In 2017, CH2M was ranked #22 on Fortune's 2017 “Top 50 Companies that Change the World” list for making a positive impact on society. That same year, it was acquired by Dallas-based Jacobs Engineering Group for $3.27 billion, including CH2M’s net debt. One of the deal drivers, as cited in the media, was CH2M’s infrastructure business.

CH2M’s standing in the industry is reflected by the excellent work that was done in support of the natural gas pipeline plan for Donlin Gold – as reinforced by support from four highly experienced pipeline construction contractors, four civil infrastructure contractors, environmental consultants, and a risk analysis by an independent third party consultant. The result: a thorough business and development plan that was completed and included in FSU2. Consistent with Donlin Gold’s commitment to excellence and due diligence, Michael Baker International (“Michael Baker”) was later brought in to build upon CH2M’s strong work and carry the proposed pipeline design and detailed engineering through issuance of the Donlin Gold Pipeline and Hazardous Materials Safety Administration (PHMSA) special permit in 2018 as well as ongoing review and authorization by the State of Alaska’s Pipeline Coordinator’s Office. Michael Baker is a leading provider of engineering and consulting services to the oil and gas industry, including design, planning, architectural, environmental, construction and program management services, and with specific Artic pipeline experience. Michael Baker has been working to solve some of the world’s most complex infrastructure challenges for nearly 80 years.

Page | 3

Dr. Thomas S. Kaplan, Chairman of NOVAGOLD, added the following statement:

“That a law firm attempted to solicit NOVAGOLD shareholders based entirely on a fundamentally flawed “report” issued by JCAP – one that the Company has systematically shown to be rife with flat-out falsehoods and misleading information – is par for the course in this dirty game. Even with NOVAGOLD’s line-by-line factual rebuttal available to them, the law firm did nothing more than repeat a slapdash mixture of errors of fact, falsehoods, and discredited assertions. The timing of this solicitation is curious – coming the day after NOVAGOLD’s announcement of the filing of its lawsuit for defamation against JCAP in connection with its “short and distort” scheme – a suit that we fully believe NOVAGOLD will win.

We shall not be issuing responses to every dart aimed at us. We seek to highlight Hagens Berman’s press release, however, because it is emblematic of the amateurishness and abject ignorance of the public statements made recently about NOVAGOLD by JCAP and now repeated by others. To the extent that any of our shareholders believe they have been damaged, I encourage them to seek advice about whether any redress is available to them from the real perpetrator of wrongs: JCAP. Those who are interested should examine NOVAGOLD’s rebuttal to JCAP’s tapestry of deceit to understand the truth behind the falsehoods. I am quite sure that any thoughtful examination will conclude that, contrary to Hagens Berman’s narrative, JCAP is the one peddling the falsehoods and misrepresentations. I also suggest that the investing public refresh their understanding of the investment case for NOVAGOLD, for Donlin really is unique in its combination of attributes. There is a reason why NOVAGOLD – a pure play on what we believe to be the best development-stage asset in gold – so outperformed the averages such that we were clearly causing pain to short sellers.

The reasons are straightforward. Donlin Gold is a “category killer” that, we are confident, will not only be built if gold does what we expect it will do but, if anything, likely would be one of the only big mines built during the next bull market in gold. In an era characterized by asset scarcity and dwindling jurisdictional options for miners, it is NOVAGOLD’s contention that Donlin Gold may well be – yes – unique. We are not aware of any other development-stage gold asset in the world that enjoys Donlin Gold’s rare combination of resource size, high grade for an open pit, attractive operating costs, obvious exploration potential, decades-long mine life, pro forma production profile (it has the potential to become the largest pure gold producing mine in the world) – and to be so in Alaska, the second-largest gold producing State in one of the safest national jurisdictions in the world. Between this extraordinary asset and a management team with an unbroken record of success – led by the former President of Barrick Gold North America, Greg Lang – it is really no wonder that NOVAGOLD has done so well.

We are confident that informed investors will see the absurdity of JCAP’s so-called analysts whose experience in the sector is so ridiculous when compared to that of NOVAGOLD’s management and investor base. To our knowledge, JCAP has no known experience in mining, other than two past recommendations: namely, a short on Fortescue Metals Group, which subsequently nearly trebled in value, and a bullish stance on Mongolian Mining Corporation. That stock has since fallen 99% in value.

Ultimately, investors should not be fooled by JCAP and see this exercise for what it is: a scam, a heist if you will, that now represents an opportunity to new investors at the expense of the existing ones. The investment case, however, remains stronger than ever. As we have stated multiple times, it is our firm belief that the scarcity of high-quality assets in safe jurisdictions will render NOVAGOLD a “go-to” stock in the gold development space. As a pure play on the Donlin Gold brand that we anticipate will soon be seen as Alaska’s “Carlin Trend”, our company’s outperformance in the marketplace presumably became of great concern to short sellers who had only to look at the price charts to understand that NOVAGOLD represents an extraordinary vehicle for gold investors. In this at least, they are right.”

Page | 4

JUNE 8, 2020 STATEMENTS IN RESPONSE TO THE SHORT AND DISTORT REPORT

NOVAGOLD provided a comprehensive rebuttal to the JCAP “report” countering each false and misleading statement. These rebuttal statements were all distributed on June 8, 2020, as follows:

•	Media Release: “NOVAGOLD Provides Comprehensive Response to Misleading and False Short-Seller Report”: https://www.novagold.com/_resources/news/2020-06-08.pdf

•	Chairman’s Letter: “NOVAGOLD Chairman Thomas S. Kaplan Addresses Misleading Short-and-Distort Report by Short Seller”: https://www.novagold.com/_resources/news/2020-06-08b.pdf

•	Line-by-Line “Fact Matrix Report Detailing Falsehoods and Intentionally Misleading Statements Contained in the May 28, 2020 JCAP Report”: https://www.novagold.com/_resources/news/2020-06-08c.pdf

As announced on July 7, 2020, the Company has served JCAP with a civil action lawsuit for defamation in the United States District Court for the Eastern District of New York and is aggressively pursuing redress. NOVAGOLD will continue to vigorously defend itself against baseless attempts to manipulate its share price.

Furthermore, as NOVAGOLD has shown repeatedly, it believes that JCAP is spreading false and misleading information about the Company and is the perpetrator of wrongs. The Company encourages anyone who is interested to read the documents referenced above to see the truth.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the development of its 50%-owned Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 39 million ounces of gold in the measured and indicated mineral resource categories, inclusive of proven and probable mineral reserves (541 million tonnes at an average grade of approximately 2.24 grams per tonne in the measured and indicated resource categories on a 100% basis),7 Donlin Gold is regarded to be one of the largest, highest-grade, and most prospective known open pit gold deposits in the world. According to the Second Updated Feasibility Study (as defined below), once in production, Donlin Gold is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on state permitting, optimization work, community outreach and workforce development in preparation for the construction and operation of this project. With a strong balance sheet, NOVAGOLD is well-positioned to fund its share of permitting and optimization advancement efforts at the Donlin Gold project.

Scientific and Technical Information

Some scientific and technical information contained herein with respect to the Donlin Gold project is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” prepared by AMEC with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study” or FSU2). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under NI 43-101, has approved and verified the scientific and technical information related to the Donlin Gold project contained in this media release.

_________________________

7 Donlin Gold data as per the Second Updated Feasibility Study (as defined herein). Donlin Gold measured resources of approximately 8 Mt grading 2.52 g/t and indicated resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis and inclusive of mineral reserves. Mineral resources have been estimated in accordance with NI 43-101.

Page | 5

NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Jason Mercier
Manager, Investor Relations

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This media release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the response of the Company to the JCAP report; the potential development and construction of Donlin Gold; the sufficiency of funds to continue to advance development of Donlin Gold; perceived merit of properties; mineral reserve and resource estimates; and future share price performance of NOVAGOLD. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical facts but instead represent NOVAGOLD’s management expectations, estimates and projections regarding future events or circumstances on the date the statements are made.

Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of permits; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; the outbreak of the coronavirus global pandemic (COVID-19); uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; the need for continued cooperation between NOVAGOLD and Barrick Gold Corp. for the continued exploration, and development and eventual construction of the Donlin Gold property; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, disease pandemics, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether a positive construction decision will be made regarding Donlin Gold or Galore Creek; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the "Risk Factors" sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting our Investor Relations website at www.novagold.com or the SEC's website at www.sec.gov or at www.sedar.com. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This media release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this media release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC) Industry Guide 7 (“SEC Industry Guide 7”), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. NOVAGOLD’s disclosure concerning Reserve & Resources Estimates remains consistent with NI 43-101. Under SEC Industry Guide 7, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. SEC Industry Guide 7 normally does not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” under SEC Industry Guide 7 in documents filed with the SEC. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” under SEC Industry Guide 7 as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of SEC Industry Guide 7, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC Industry Guide 7. Donlin Gold does not have known reserves, as defined under SEC Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with SEC Industry Guide 7.

Page | 6

On October 31, 2018, the SEC adopted a final rule (“New Final Rule”) that will replace SEC Industry Guide 7 with new disclosure requirements that are more closely aligned with current industry and global regulatory practices and standards, including NI 43-101. Companies must comply with the New Final Rule for the Company’s first fiscal year beginning on or after January 1, 2021, which for NOVAGOLD would be the fiscal year beginning December 1, 2021. The New Final Rule provides that SEC Industry Guide 7 will remain effective until all registrants are required to comply with the New Final Rule, at which time SEC Industry Guide 7 will be rescinded. While early voluntary compliance with the New Final Rule is permitted, NOVAGOLD has not elected to comply with the New Final Rule at this time.

Page | 7